UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2007

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of September 11, 2007, Board of Trade of the City of Chicago, Inc. ("CBOT"), a wholly-owned subsidiary of CME Group, Inc., entered into an index license agreement (the "Agreement") with Dow Jones & Company, Inc. ("Dow Jones").

In accordance with the terms of the Agreement, Dow Jones will provide CBOT a license to use certain Dow Jones stock indexes and the related trade names, trademarks and service marks in connection with the creation, marketing, trading, clearing and promoting of futures contracts and/or options on futures contracts that are based upon such Dow Jones stock indexes. CBOT’s license of the Dow Jones Composite Index, the Dow Jones Industrial Average Index, the Dow Jones Transportation Average Index and the Dow Jones Utility Average Index is exclusive and non-exclusive for the Dow Jones U.S. Real Estate Index. CBOT also has a right of first refusal for new indexes developed by Dow Jones prior to December 31, 2010 and the right to sublicense its exclusive license rights under the Agreement to any other exchange for the trading of futures contracts and options on futures contracts.

The initial term of the agreement is from January 1, 2008 through December 31, 2014. Following the initial term, the Agreement shall automatically renew for a first renewal term of five years and then for successive annual renewal terms thereafter unless terminated by either party in writing prior to the end of the applicable term. Prior to January 1, 2008, the parties will continue to operate under the terms and conditions of their existing agreement, dated as of June 5, 1997, as amended, which expires on December 31, 2007.

In exchange for the license, CBOT will pay to Dow Jones a per trade fee with a guaranteed annual minimum license fee and an upfront fee payable in January 2008.

The Agreement may be terminated (i) by either party for material breach, (ii) by either party in the event CBOT is directly or indirectly prevented from listing for trading, marketing or promoting one of its products based on the licenses pursuant to legislation or regulation or litigation or regulatory proceeding, (iii) by Dow Jones in the event of certain adverse regulations or litigation or other proceeding relating to its ability to provide the licenses, (iv) by Dow Jones if a securities exchange ceases to provide the necessary data to provide the licensed indexes and (v) by Dow Jones under certain circumstances and in the event it ceases to engage in the business of providing real-time data with respect to indexes or ceases to compile the information for a particular index.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to, the Agreement, which CME Group will file with its next periodic report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

September 13, 2007	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel & Corporate Secretary